                          [Clifford Chance Letterhead]
                        CONSENT OF CLIFFORD CHANCE US LLP

We hereby consent to the reference to our firm under the caption "Fund Counsel" in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 17 to the Form N-1A Registration Statement of Morgan Stanley Global Dividend Growth Securities, File No. 33-59004. We do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


/s/ Clifford Chance US LLP
New York, New York
July 25, 2006